As filed with the Securities and Exchange Commission on April 5, 2017
Registration No. 333-[_______]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hewlett Packard Enterprise Company
(Exact Name of Registrant as Specified in its Charter)

Delaware	47-3298624
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3000 Hanover Street, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip Code)

Hewlett Packard Enterprise Company 2015 Stock Incentive Plan
Silicon Graphics International Corp. 2014 Omnibus Incentive Plan, as amended
Silicon Graphics International Corp. 2006 New Recruit Equity Incentive Plan, as amended and restated
Silicon Graphics International Corp. 2005 Equity Incentive Plan, as amended
Silicon Graphics International Corp. 2005 Non-Employee Directors’ Stock Option Plan
Niara, Inc. 2013 Equity Incentive Plan

(Full Title of the Plan)
Rishi Varma
Senior Vice President, Deputy General Counsel and Assistant Secretary
Hewlett Packard Enterprise Company
3000 Hanover Street
Palo Alto, CA

(650) 687-5817
(Name, Address, and Telephone Number,
Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share
-2015 Stock Incentive Plan	66,500,070	$17.69	$1,176,053,737.95	$136,304.63
-2014 Omnibus Incentive Plan	234,507	$17.69	$4,147,256.30	$480.67
-2006 New Recruit Equity Incentive Plan	37,997	$17.69	$671,976.95	$77.88
-2005 Equity Incentive Plan	56,256	$17.69	$999,662.31	$115.86
-2005 Non-Employee Directors’ Stock Option Plan	6,424	$17.69	$113,608.44	$13.17
-2013 Equity Incentive Plan	5,053	$17.69	$89,362.31	$10.36
TOTAL	66,840,577	N/A	$1,182,075,604.25	$137,002.56

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock, as applicable.

(2)
Calculated solely for the purposes of determining the registration fee pursuant to Rule 475(h)(1) of the Securities Act, based on the average of the high and low prices of Common Stock as reported in the consolidated reporting system by the New York Stock Exchange on April 3, 2017.

Introduction

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 66,840,577 shares of common stock of Hewlett Packard Enterprise Company (the “Registrant”) pursuant to (i) the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan (the “2015 Plan”); (ii) the Silicon Graphics International Corp. 2014 Omnibus Incentive Plan, as amended (the “2014 Plan”); (iii) the Silicon Graphics International Corp. 2006 New Recruit Equity Incentive Plan, as amended and restated (the “2006 Plan”); (iv) the Silicon Graphics International Corp. 2005 Equity Incentive Plan, as amended (the “2005 Equity Plan”); (v) the Silicon Graphics International Corp. 2005 Non-Employee Directors’ Stock Option Plan (the “2005 Directors’ Plan”); and (vi) the Niara, Inc. 2013 Equity Incentive Plan (the “2013 Plan”).
In accordance with General Instruction E to Form S-8, the following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The registration statement on Form S-8 filed by the Registrant with respect to the 2015 Plan on October 29, 2015 (SEC File No. 333-207679), together with all exhibits filed therewith or incorporated therein by reference.

(b) The registration statement on Form S-8 filed by the Registrant with respect to the 2014 Plan, the 2006 Plan, the 2005 Equity Plan and the 2005 Directors’ Plan on November 30, 2016 (SEC File No. 333-214845), together with all exhibits filed therewith or incorporated therein by reference.

(c) The registration statement on Form S-8 filed by the Registrant with respect to the 2013 Plan on March 6, 2017 (SEC File No. 333-216481), together with all exhibits filed therewith or incorporated therein by reference.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Part II
Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 filed with the Commission on December 15, 2016 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(a) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2017 filed with the Commission on March 9, 2017;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on November 2, 2016, December 22, 2016, January 17, 2017 (excluding the portion furnished under Item 7.01), January 30, 2017, March 2, 2017, March 7, 2017, March 20, 2017 and March 27, 2017; and

(d) The Registrant’s registration statement on Form 10 (File No. 001-37483) filed by the Registrant on July 1, 2015, as amended, including the description of Common Stock contained therein.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Exhibit

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 5, 2015).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 5, 2015).
4.3	Hewlett Packard Enterprise Company 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 4 to Form 10 filed by the Registrant on September 28, 2015).
4.4
Silicon Graphics International Corp. 2014 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to Silicon Graphics International Corp.’s Quarterly Report on Form 10-Q filed with the Commission on January 29, 2016).

4.5
Silicon Graphics International Corp. 2006 New Recruit Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.48 to Silicon Graphics International Corp.’s Annual Report on Form 10-K filed with the Commission on February 28, 2007).

4.6
Silicon Graphics International Corp. 2005 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 to Silicon Graphics International Corp.’s Annual Report on Form 10-K filed with the Commission on September 10, 2012).

4.7
Silicon Graphics International Corp. 2005 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.10 to Silicon Graphics International Corp.’s Registration Statement on Form S-1 filed with the Commission on February 4, 2005).

4.8	Niara, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on March 6, 2017).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Accountant.
24.1	Power of Attorney (contained on signature page hereto).

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, California, on April 5, 2017.

HEWLETT PACKARD ENTERPRISE COMPANY

By:      /s/ Rishi Varma
Name:        Rishi Varma
Title:        Senior Vice President, Deputy General
Counsel and Assistant Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Timothy C. Stonesifer and Rishi Varma as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming that all such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Margaret C. Whitman Margaret C. Whitman	President, Chief Executive Officer and Director (Principal Executive Officer)	April 5, 2017

/s/ Timothy C. Stonesifer Timothy C. Stonesifer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 5, 2017
/s/ Jeff T. Ricci Jeff T. Ricci	Senior Vice President and Controller (Principal Accounting Officer)	April 5, 2017
/s/ Patricia F. Russo Patricia F. Russo	Chairman	April 5, 2017
/s/ Danial Ammann Daniel Ammann	Director	April 5, 2017
/s/ Marc L. Andreessen Marc L. Andreessen	Director	April 5, 2017
/s/ Michael J. Angelakis Michael J. Angelakis	Director	April 5, 2017
/s/ Leslie A. Brun Leslie A. Brun	Director	April 5, 2017
/s/ Pamela L. Carter Pamela L. Carter	Director	April 5, 2017
/s/ Klaus Kleinfeld Klaus Kleinfeld	Director	April 5, 2017

/s/ Raymond J. Lane Raymond J. Lane	Director	April 5, 2017
/s/ Ann M. Livermore Ann M. Livermore	Director	April 5, 2017
/s/ Raymond E. Ozzie Raymond E. Ozzie	Director	April 5, 2017
/s/ Gary M. Reiner Gary M. Reiner	Director	April 5, 2017
/s/ Lip-Bu Tan Lip-Bu Tan	Director	April 5, 2017
/s/ Mary Agnes Wilderotter Mary Agnes Wilderotter	Director	April 5, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 5, 2015).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 5, 2015).
4.3	Hewlett Packard Enterprise Company 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 4 to Form 10 filed by the Registrant on September 28, 2015).
4.4
Silicon Graphics International Corp. 2014 Omnibus Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to Silicon Graphics International Corp.’s Quarterly Report on Form 10-Q filed with the Commission on January 29, 2016).

4.5
Silicon Graphics International Corp. 2006 New Recruit Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.48 to Silicon Graphics International Corp.’s Annual Report on Form 10-K filed with the Commission on February 28, 2007).

4.6
Silicon Graphics International Corp. 2005 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 to Silicon Graphics International Corp.’s Annual Report on Form 10-K filed with the Commission on September 10, 2012).

4.7
Silicon Graphics International Corp. 2005 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.10 to Silicon Graphics International Corp.’s Registration Statement on Form S-1 filed with the Commission on February 4, 2005).

4.8	Niara, Inc. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on March 6, 2017).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, Independent Registered Accountant.
24.1*	Power of Attorney (contained on signature page hereto).

* Filed herewith.

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